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                                                                      EXHIBIT 21


                        Subsidiaries of Noel Group, Inc.

Name                                                                Jurisdiction
----                                                                ------------
CARLYLE INDUSTRIES, INC.                                            Delaware
Blumenthal Lansing Company                                          Delaware
Carlyle Manufacturing Company, Inc.                                 Connecticut

NOEL BRAZIL, INC.                                                   Delaware

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

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